                                                                   Exhibit 10.39

                                                         Contract No. MA/CCF-478

                      CAPITAL CONSTRUCTION FUND AGREEMENT
                                    BETWEEN
              MARITIME ADMINISTRATION -- UNITED STATES DEPARTMENT
                    OF TRANSPORTATION AND NATIONAL STEEL AND
                              SHIPBUILDING COMPANY


This Capital Construction Fund Agreement ("Agreement"), made on September 13, 1988, by and between the United States of America, represented by the Maritime Administrator, Department of Transportation (the "Maritime Administrator"), and National Steel and Shipbuilding Company, a corporation organized and existing under the laws of the State of Nevada (the "Party"), a citizen of the United States of America.

WHEREAS:

1. The Party has applied for the establishment of a Capital Construction Fund (the "Fund") under Section 607 of the Merchant Marine Act, 1936, as amended (the "Act").

2. The Party is or has been the owner of, and has contracted for the construction or reconstruction of, one or more eligible vessels as defined in
Section 607(k) of the Act, which vessels are listed in Schedule A hereof;

3. The Party has a program for the construction, reconstruction or acquisition of qualified agreement vessels as defined in Section 607(k) of the Act, which program is described in Schedule B hereof;

4. The Maritime Administrator and the Party desire to enter into an Agreement for the purpose of providing for the construction, or reconstruction of vessels, built in the United States and documented under the laws of the United States for operation in the United States foreign, Great Lakes, or noncontiguous domestic trades;

5. The Maritime Administrator has determined that the Party qualifies for an Agreement under the Act; and

6. The Maritime Administrator has authorized the award of an Agreement upon the terms and conditions set forth herein subject to the Act, as it may be amended from time to time, and such rules and regulations as shall be prescribed by the Secretary of Transportation or his delegate, either alone or jointly with the Secretary of the Treasury, as necessary to carry out the powers, duties, and functions vested in them by the Act (the "rules and regulations").

NOW, THEREFORE in consideration of the premises the Maritime Administrator and the Party hereby agree as set forth in the following Articles 1 through 15:

1.   ESTABLISHMENT OF A FUND:

     (A) A Fund is hereby established for the purposes set forth in Article 2 hereof, pursuant to such terms and conditions as shall be prescribed in this Agreement, the Act, and the rules and regulations.

     (B) The Fund shall be established in the depository or depositories listed in Schedule C hereof.

2.   PURPOSES OF THE FUND:

     The Fund established hereunder shall be utilized to provide for the construction or reconstruction of replacement vessels, additional vessels, or reconstructed vessels, built in the United States and intended for documentation as vessels of the United States for operation by qualified United States citizens in the United States foreign, Great Lakes, or noncontiguous domestic trades, and to provide for qualified withdrawals to achieve the program set forth in Schedule B hereof.

3.   TERM OF THE AGREEMENT

     This Agreement shall be effective on the date of execution by the Maritime Administrator and shall continue until terminated under Article 4.

4.   TERMINATION OF AGREEMENT

     (A) This Agreement may be terminated at any time under any of the following circumstances:

          (1)  Upon written mutual agreement by the Parties.

          (2) Upon written notice by the Party that a change has been made in federal laws or regulations which would have substantial effect upon the rights or obligations of the Party or the economic benefits derived by Party from the Fund.

          (3) Upon passage of thirty-five (35) months, from the date hereof without contracting for a part or all of the program listed in Schedule B.

     (B) This Agreement shall terminate upon completion of the program as set forth in Schedule B hereof in its present form or as it may be amended from time to time, or upon written notice by the Party that in its judgement the program listed in Schedule B as in effect at any time, will not be contracted for, or will not be contracted for in a fashion such that the benefits of the Fund will be available to the Party.

     (C) Upon termination of this Agreement pursuant to paragraphs (A) and/or
         (B) hereof all amounts remaining in the Fund shall be treated as if withdrawn in a nonqualified withdrawal (as that term is defined in the Act and the rules and regulations) on the date of termination of this Agreement.

5. DEPOSITS TO BE MADE INTO THE FUND

     (A) Subject to any restrictions contained in the Act, the rules and regulations, or this Agreement, the Party may deposit, for each taxable year to which this Agreement applies, amounts representing some part or all of:

          (1) The net proceeds from the sale or other disposition of any of the vessels listed in Schedule A or B hereof; and

          (2) The net proceeds from insurance or indemnity attributable to the vessels listed in Schedule A or B hereof.

     (B) For each taxable year to which the Agreement applies, the Party shall deposit all receipts from the investment or reinvestment of amounts held in the Fund, except that the Party shall not be permitted to deposit more than is necessary to complete its programs as set out in Schedule B hereof, now or as it may then be amended.

     (C) Notwithstanding anything in paragraph (A) or (B) hereof to the contrary, the Party shall make the minimum deposits set forth in Schedule D hereof at the time and in such amounts as may be set forth herein, now or as it may then be amended.

     (D) Deposits may be made in the form of cash or directly in the form of the investments described in Article 7.

6. WITHDRAWALS FROM THE FUND:

     (A) The Party may make such qualified withdrawals (as that term is defined in the Act and the rules and regulations) as shall be necessary to fulfill the obligations set forth in Schedule B hereof. Any such qualified withdrawal may be made without the consent of the Maritime Administrator, except as required by the rules and regulations.

     (B) Monies may be withdrawn from the Party's capital construction fund for payments made by the Party or an affiliate to pay for the cost of materials, labor, overhead or other components of the cost of a qualified vessel or of the principal portion of indebtedness associated with construction period financing with respect to such a vessel, or to reimburse expenditures of general funds of the Party, or an affiliate, where and to the extent that such general funds were used to pay for the cost of materials, labor, overhead or other components of the cost of a qualified vessel or for the principal portion of indebtedness associated with construction period financing with respect to such a vessel.

     (C) Any other withdrawal from the capital construction fund shall be made only upon prior written consent of the Maritime Administrator, or as otherwise required herein by the rules and regulations.

7. INVESTMENT OF THE FUND:

     (A) The Party, at its discretion, may invest fund assets in third party receivables of NASSCO and of Morrison Knudsen Corporation, or of its other affiliates, assigned to the Party for that purpose, from progress payment billings contracts, and under other contracts, with the collection of such receivables to be guaranteed by the Morrison Knudsen Corporation if necessary to cause such receivables to be "qualified investments", and in other investments which are "qualified investments" under Maritime Administration regulations, as they exist at the present time or as they may be amended. Investments in third party receivables of Morrison Knudsen Corporation and its affiliates (excluding the Party) shall be made pursuant to the terms of the form of the Receivables Purchase and Sale Agreement attached hereto as Appendix I. Investments in third party receivables of NASSCO shall be made pursuant to the procedures set forth in Appendix II.

     (B) The Party agrees that when investing monies held in the Fund it will make such investments as will insure that sufficient cash is available at the time qualified withdrawals are required in accordance with the program described in Schedule B hereof.

8. PLEDGES, ASSIGNMENTS AND TRANSFERS:

     (A) The Party agrees not to assign, pledge or otherwise encumber, either directly or indirectly or through any reorganization, merger, or consolidation, all or any part of this Agreement, the Fund, or any assets in the Fund without the prior written consent of the Maritime Administrator; provided, however, the Party may transfer the assets of the Fund, in whole or in part, to an investment trustee, as provided in the rules and regulations.

     (B) The Party shall not obligate any assets in the Fund as a compensating balance.

     (C) The Secretary hereby grants permission to sell or otherwise dispose of any qualified vessel upon completion of its construction, provided such sale or other disposition is to a United States citizen and meets the requirements as provided in the Agreement and in the Act.

     (D) If a qualified agreement vessel, in which basis has been reduced through the application of qualified withdrawals, is sold or disposed of by the Party at delivery or within one year of delivery, the disposition will not be contrary to the policies of the Act, the Agreement, and/or the rules and regulations; and no interest on the tax applicable to the amount of gain attributable to the basis reduction will be incurred.

     (E) If a qualified agreement vessel undergoing construction in which basis has been reduced through the application of qualified withdrawals is destroyed or lost in the course of construction, or prior to delivery and acceptance by the purchaser, as a result of strikes, fires, earthquakes or other events beyond the control of the Party, the destruction or loss will not be treated as a disposition contrary to the policies of the Act, the Agreement, and/or the rules and regulations; and no interest will be incurred on any tax which may be imposed as the result of the receipt of any insurance proceeds or other monies in payment of any insurance proceeds or other monies in payment for the vessel so destroyed or lost.

     (F) Pursuant to 46 C.F.R. Section 390.6(d), the Secretary will agree to modifications and amendments to Schedules A, B, and D, provided such modifications and amendments are occasioned by changes in financing or construction commitments, and will agree to delete or add a vessel or vessels from Schedule A and B if a transaction is not consummated or a new transaction has been contracted for.

9. RECORDS AND REPORTS:

     (A) The Party and any affiliate, agreed to by the Party and the Maritime Administrator, shall keep books, records and accounts relating to the construction of the vessels covered by this Agreement in such form as may be prescribed by the Maritime Administrator.

     (B) The Maritime Administrator agrees not to require the duplication of books, records and accounts required to be kept in some other form by the Secretary of the Treasury, or any other government department, so long as the information required in paragraph (A) hereof is made available to the Maritime Administrator.

     (C)  The Party agrees to file, upon notice from the Maritime
          Administrator, balance sheets, profit and loss statements, and such other statements of financial operations, and such memoranda of facts and transactions, as in the opinion of the Maritime Administrator may be necessary to evaluate the Party's performance under this Agreement.

     (D) To the extent required by regulation, the Maritime Administrator shall be entitled to have any statements, reports and memoranda specified in paragraph C above certified by independent public accountants appointed by the Party and reasonably acceptable to the Maritime Administrator.

     (E) The Party agrees to submit promptly to the Maritime Administrator any contract executed in connection with the program described in Schedule B hereof.

     (F) The Maritime Administrator is hereby authorized to examine and audit the relevant books, records, and accounts of all persons referred to in this Article whenever he may deem it necessary or desirable.

10.  Modification and Amendment:

     This Agreement may be modified or amended at any time by mutual written consent.

11.  Incorporation of Schedules and Appendices:

     The attached Schedules A, B, C and D and Appendices I and II are incorporated into and made a part of this Agreement.


12.  Liquidated Damages

     Except as stated below in paragraphs (A) through (D), the Party shall have no responsibility for compliance by a purchaser with respect to the operation of any qualified agreement vessel in geographic trades other than those permitted by Section 607 of the Act, but shall remain liable for any such operation during any period where the Party remains the owner of the vessel so operated.

     (A) In the event that the initial purchaser (the "Purchaser") from the party of a qualified agreement vessel described in Schedule B hereof operates such vessel in geographic trades other than those permitted by Section 607 of the Act, this Agreement, and/or the rules and regulations, the Purchaser shall be obligated to pay to the United States an amount of liquidated damages for each day of such impermissible geographic trading which shall constitute the time value of the deferral of Federal income tax which the Party has received, calculated in accordance with the rules and regulations, such liquidated damages, to be paid to the Maritime Administrator, for deposit in the Treasury of the United States, within the time limits provided for in the rules and regulations.

     (B) In the event of a failure on the part of the Purchaser to make any such payment, the Party shall be obligated to make such payment within 60 days subsequent to receipt by the Party of notice from the Maritime Administrator. This obligation on the part of the Party under this paragraph shall be limited in accordance with its terms to the operation of a vessel by the Purchaser, as defined, and shall terminate upon any subsequent vessel sale (the "Resale"), it being agreed that in the event of Resale the Party shall no longer bear any liability for the terms of the operation of the vessel subsequent to such Resale.

     (C) Nothing in this Article shall in any way be construed to diminish or waive any of the Maritime Administrator's other remedies for breach under the Act, the Agreement, or the rules and regulations, or in any way diminish or waive the right of the Party to seek full reimbursement from the Purchaser for any payments which the Party shall be required to make under this Article 12.

     (D) Notwithstanding the fact that the Agreement may be terminated pursuant to the provisions of Article 4 hereof, or otherwise, the provisions of this Article 12 shall continue in effect as follows:

          (1) In the case of a vessel constructed or acquired within one year of final delivery from the shipyard after construction and the aid of qualified withdrawals, for a period of twenty (20) years from the date of such vessel's final delivery;

          (2) In the case of a vessel reconstructed or acquired more than one year after final delivery from the shipyard after construction with the aid of qualified withdrawals, for a period of ten (10) years from the date of such vessel's final delivery from the shipyard after reconstruction or the date of such vessel's acquisition; and

          (3) In the case of a vessel included in Schedule B hereof as a qualified agreement vessel in regard to which qualified withdrawals from the Fund have been made to pay existing indebtedness, for a period of ten (10) years from the date of the first qualified withdrawal in regard to such vessel, provided, however, that if such vessel was more than fifteen (15) years old on the date of the first qualified withdrawal in regard thereto, such conditions shall continue for a period of five (5) years in regard to such vessel.

13.  Warranties and Representations by the Party:

     The Party hereby warrants and represents that:

     (A)  The Party is a citizen of the United States within the meaning of
          Section 2 of the Shipping Act, 1916, as amended, and will continue to be so for the term of this Agreement. The Party agrees that, each year, within thirty (30) days after the annual meeting of its stockholders, it shall file a supplemental affidavit as evidence of its continuing United States citizenship, provided that any changes in data last furnished with respect to officers, directors and stockholders holding five percent or more of the issued and outstanding stock of each class or series which would result in a loss of the Party's status as a United States citizen shall be promptly reported to the Maritime Administrator.

     (B) The Party owns or has owned, or has contracted for the construction of one or more eligible vessels (within the meaning of Section 607(k) of the Act) as listed in Schedule A hereof.

     (C)  The qualified vessels described in Schedule B hereof:

          (1) Were or will be constructed or reconstructed in the United States, except as provided in the Act and the rules and regulations;

          (2) Are or will be documented under the laws of the United States and are expected to be operated in the foreign, Great Lakes or non-contiguous domestic trades of the United States within the meaning of the Act and the rules and regulations.

     (D) The Party will meet its deposit obligations as agreed upon in Article 5 of this Agreement.

     (E) The Party will promptly inform the Maritime Administrator, in writing, of any change in circumstances which would tend to adversely affect the ability of the Party to carry out its obligations under the Agreement.

     (F) Any Contract for the construction or reconstruction of vessels with respect to which the Party intends to make use of the Fund will contain representations and warranties on the part of the Purchaser to the effect that the Purchaser is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, and will continue to be so for the term of the construction contract, that the vessel to be purchased is for use in qualified trades within the meaning of Section 607 of the Act, and that upon any subsequent sale of the vessel the provisions concerning operation in qualified trades will be included in the contract of sale.

     (G) The Party will faithfully conform to all rules and regulations governing the Agreement and the Fund.

     (H) Nothing of monetary value has been improperly given, promised and implied for entering into this Agreement. The Party warrants that no improper personal, political or other activities have been used or attempted in an effort to influence the outcome of the discussion or negotiations leading to the award of this Agreement. Breech of this warranty shall constitute an event of default for which the Maritime Administrator shall have the right, notwithstanding Article 4, to terminate this Agreement without liability to the United States.

14.  DEFAULT IN OBLIGATIONS

     (A) If the Maritime Administrator determines that any substantial obligation under this Agreement is not being fulfilled by the Party, he may, under the rules and regulations and after the Party has been given notice and an opportunity to be heard, declare a breach and treat the entire Fund, or any portion thereof, as an amount withdrawn in a non-qualified withdrawal.

     (B) The Maritime Administrator shall provide an opportunity for the Party to cure a breach declared pursuant to Paragraph (A) of this Article 14.

     (C) Events of breach by the Party shall include, but shall not be limited to:

          (1) Failure in any respect to use due diligence in performing the program as set forth in Schedule B hereof;

          (2)  Obligating the assets in the Fund as a compensating balance;

          (3)  Failure to make deposits required in Schedule D hereof;

          (4) Failure to secure written permission from the Maritime Administrator when such permission is required by the rules and regulations;

          (5) Failure to submit reports and/or records on a timely basis as provided in Article 9 hereof;

      (6) Any material misrepresentation made by the Party or any failure by the Party to disclose material information in connection with this Agreement whether before or after execution hereof and whether made in an application, report, affidavit, or otherwise; or

      (7) Failure by the Party to comply with any provisions of Section 607 of the Act, the rules and regulations, or this Agreement.

15.  EXTENSIONS OF FEDERAL INCOME TAX BENEFITS:

     The Maritime Administrator agrees that the Federal income tax benefits provided in the Act and the rules and regulations shall be available to the Party if the Party fulfills its obligations under this Agreement.

          IN WITNESS WHEREOF, The Administrator and the Party have executed this Agreement, in quadruplicate, to be effective as of the date indicated on the first page of this Agreement.

UNITED STATES OF AMERICA                     NATIONAL STEEL AND
MARITIME ADMINISTRATOR                       SHIPBUILDING COMPANY

By: /s/ James J. Zok                         By: /s/ James M. Temenak
    ------------------------                     --------------------
    (Contracting Officer)                            Vice President

Attest:                                      Attest:
                                             District of Columbia:

By: /s/ [SIGNATURE ILLEGIBLE]                By: /s/ Sharon G. Maliska
    -------------------------                    ---------------------
         Secretary                                    Notary Public

(Seal)                                          My Commission Expires
                                                  March 31, 1991

Approved as to form:                         (Seal)

By: /s/ Edmund T. Sommer, Jr.
    -------------------------
For  Assistant Chief Counsel
     Maritime Administration

September 13, 1988
--------- --- ----

                                                                      MA/CCF-478

                                   Schedule A

                           ELIGIBLE AGREEMENT VESSELS
                           --------------------------

                                                            DATE AND
NAME AND       SPECIFIC       CAPACITY                       PLACE              DATE         AREA OF       DETAILS OF
I.D. NO.         TYPE       (GROSS TONS)      OWNER       CONSTRUCTED        DOCUMENTED     OPERATION       SERVICE
--------       --------     ------------      -----       -----------        ----------     ---------      ----------
SS ROSE CITY    Tarker        89,700          NASSCO       7/23/76(a)        To NASSCO     U.S. Foreign     Crude Oil
575056                                                     San Diego, CA      10/13/85      Trade            Transport

MR. ED          Harbor        25              NASSCO       1976              To NASSCO     U.S. Coast-       Harbor
575765          Supply                                      Brazoria, TX      6/09/81       wise Trade        Service
                Vessel                                                                                        and Supply
                                                                                                              Transport

THE HAPPY       Harbor        17              NASSCO       1929              To NASSCO      U.S. Coast-      Harbor
228709          Service                                     North Band,       5/30/79        wise Trade       Service
                Vessel                                      OR                                                and Supply
                                                                                                              Transport


(a)  Reconstructed at San Diego.

                                                                      MA/CCF-478


                                                                          , 1988

                                   SCHEDULE B

                               PROGRAM OBJECTIVES

                     ACQUISITION OR CONSTRUCTION OF VESSELS


                                                       Amount
Program   Vessel                                       to be           Approximate Date
Objective Name &    General              Vessel        Withdrawn              of            Anticipated
  No.     Number    Characteristics      Cost          From Fund(a)   Contract  Delivery    Area of Oper
--------- ------    ---------------      ------        ------------   --------  --------    ------------
   1      Unknown   Alaska Class Tanker  $130 million  $35 million      6/88      1/90      Alaska to Pan
                    209,000 DWT,         (approx.) As  (approx.)
                    identical to EXXON   alternative
                    VALDEZ and EXXON     to Programs
                    LONG BEACH           2 and 3

   2      Unknown   Passenger cruise     $225 million  $35 million      6/88      6/91      Inter-Island
                    ship of about 1,800  (approx.) As  (approx.)                            Cruise ship,
                    passenger capacity   alternative                                        Hawaiian
                    for operation        to Programs                                        Islands
                    inter-island Hawaii  1 and 3

   3      Unknown   Two 2,000 TEU        $200 million  $35 million      1/89      3/91      West Coast
                    Container Ships      (approx.) As  (approx.)                            Mainland
                                         alternative                                        U.S. to
                                         to Programs                              6/91      Hawaiian
                                         1 and 2                                            Islands

--------------
(a) Represents maximum profit estimated to be received upon sale of vessels listed in Schedule A. Interest earnings on the $35 million may, of course, increase the amount available for program objective. The amounts required to be deposited under Schedule D represent minimums.

                                                                      MA/CCF-478

                                                                          , 1988

                                   SCHEDULE C

 DEPOSITORY: MORGAN GUARANTY TRUST COMPANY, 23 WALL STREET, NEW YORK, NY 10015
                      LIST OF TYPICAL ACCOUNTS RECEIVABLE
                       ESTIMATES AS OF SEPTEMBER 25, 1987
                             (Thousands of dollars)

                             Customer Billings                   Retentions
                             ----------------------     -----------------------------------
                              Morrison-                 Morrison-
                              Knudsen                   Knudsen
                              (except                   (except
                              NASSCO)       NASSCO      (NASSCO)     NASSCO        Total
                             ---------      -------     --------     --------     ---------
U.S. Government               $  8,405       $4,998      $ 2,306      $28,969      $ 44,678
State and Local Governments   $ 21,721                   $ 7,422                   $ 29,143
Commercial                    $135,565       $  100      $38,959      $ 1,321      $175,945
                              --------       -------     -------      -------      --------
               Total          $165,691       $5,098      $48,687      $30,290      $249,766
                              ========       =======     =======      =======      ========

Notes
------------------------
1. Allocations among categories (U.S., state and local government, and commercial contracts) are estimates based upon recent historical data.

2. Commercial customers include: Westinghouse Electric, R. J. Reynolds-Nabisco, General Motors Corporation, Union Pacific Railroad, Shell Oil Company, McDonnel Douglas, Anheuser-Busch, Goodyear, Exxon, Eastman-Kodak, General Electric Corporation, Hewlett-Packard, Phillips Petroleum Corporation, Chevron, Atlantic Richfield, and Rockwell International Corporation.

                                                                      MA/CCF-478


                                                                          , 1998

                                   SCHEDULE D

                         AVAILABLE FUNDS - EXPLANATION

               Ordinary       Interest       Capital
               Income(a)      Income(a)      Gain       Depreciation      Total(a)
               -----------    ---------      --------   -------------     ----------
1987-89        $1,000,000        --             --           --           $1,000,000
1990-92            --            --             --           --               --
1993-95            --            --             --           --               --

---------------------------

(a) NASSCO will make an initial deposit of $50,000 at the signing of the Capital Construction Fund Agreement. NASSCO anticipates a minimum deposit of $1 million, including the $50,000, over the initial three-year period. As indicated on Schedule B, "Program Objectives" NASSCO estimates that approximately $35 million will be received as profit on the sale of the vessel listed on Schedule A. Amounts in excess of $1 million shown in Schedule D will therefore be available for deposit if NASSCO is successful in contract awards for the program objective vessels listed on Schedule B. In addition, of course, interest income will accrue on amounts on deposit. Final determinations with respect to the amount or amounts to be deposited under the Agreement will only be made when and to the extent that NASSCO believes it will be successful in obtaining, or anticipates the award of, one or more of the vessel contracts designated as Schedule B objectives, under a contract or contracts where monies from the NASSCO capital construction fund can be used.